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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 14, 2002, relating to the financial statements and financial highlights which appears in the June 30, 2002 Annual Report to Shareholders of the Hotchkis and Wiley Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Accountants."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
December 18, 2002